Exhibit 99.1

Net Asset Value

We calculate net asset value per share in accordance with our valuation policies and procedures. Our monthly net asset value (“Net Asset Value”) is used to calculate the prices at which we sell our shares, except our V Shares. The tables that follow include the Net Asset Value of outstanding shares as of August 31, 2025. The following table provides a breakdown of the major components of our Net Asset Value as of August 31, 2025 ($ in thousands, except shares):

Components of Net Asset Value
Investments at Fair Value (cost of $1,047,324)	$1,059,501
Cash and cash equivalents	42,576
Other assets	31,551
Other liabilities	(64,745)
Distribution payable	(5,439)
Accrued performance fee	(2,706)
Management fee payable	(589)
Net Asset Value	$1,060,149
Number of outstanding shares	41,333,931

The following table provides a breakdown of our total Net Asset Value and our Net Asset Value per share by type as of August 31, 2025 ($ in thousands, except shares and per share data):

Type	Monthly Net Asset Value	Number of Outstanding Shares	Net Asset Value per share as of August 31, 2025
Series I
A-I Shares	$36,369	1,436,246	$25.32
F-I Shares	$89,534	3,515,220	$25.47
F-S Shares	$103	4,035	$25.49
P-I Shares	$3	110	$25.11
P-S Shares	$4,536	180,656	$25.11
E Shares	$151	5,891	$25.65
T-I Shares	$51,731	2,012,805	$25.70
T-S Shares	$53,353	2,078,913	$25.66
V Shares	$1	40	$25.70
Series II
A-I Shares	$59,686	2,346,184	$25.44
I Shares	$11,895	460,041	$25.86
F-I Shares	$254,539	9,938,387	$25.61
F-S Shares	$3	110	$25.59
P-I Shares	$1,341	51,369	$26.10
P-S Shares	$143,578	5,582,582	$25.72
E Shares	$54,652	2,172,515	$25.16
T-I Shares	$70,189	2,706,410	$25.93
T-S Shares	$114,981	4,459,650	$25.78
V Shares	$1	40	$25.60
BD Shares	$113,503	4,382,728	$25.90
Total	$1,060,149	41,333,931